Exhibit 10.62

May 13, 2013

Mr. Doug Croxall
Marathon Patent Group, Inc.
2331 Mill Road, Suite 100
Alexandria, VA 22314

Re: Advisory Services

Dear Mr. Doug Croxall:

    This letter agreement ("Agreement") confirms the agreement of Marathon Patent Group, Inc., a corporation organized under the laws of the State of Nevada, with a principal place of business at 2331 Mill Road, Suite 100, Alexandria, VA 22314 and its affiliates, as such affiliates may exist from time to time (the "Companies"), to engage IP Navigation Group, LLC, a limited liability company organized under the laws of Texas ("IP Nav"), to provide specified services to the Companies on the following terms and conditions:

RESPONSIBILITIES

1.	IPNav:

a.
IPNav will act as the worldwide intellectual property licensing agent of the Companies, and will provide the Companies with strategic advisory services relating to the acquisition, sale, licensing, commercialization, enforcement, prosecution, and settlement with respect to the intellectual property of the Companies, including without  limitation, the  licensing campaigns Exhibit  A, as the same may be amended from time to time upon mutual agreement of  the parties hereto (the "Services" and the "IP Rights" respectively).

b.	IPNav will introduce the Companies to individuals and entities that may, among other things, act as counsel, consultants, vendors and experts relating to the Services.
c.
The Services will be provided by IPNav from such locations, and at such times, as IPNav shall reasonably determine. IPNav agrees to provide the Services to the best of its reasonable abilities, but guarantees no particular outcome.

d.	IPNav will provide additional services as may be reasonably requested by the Companies and approved by IPNav.
e.	IPNav will act as an independent contractor, and is not a fiduciary for the Company.

2.	The Company:

a.
IPNav will advise and make recommendations within the framework of the Services, but decision-making rests solely with the Companies. The Companies confirm that IPNav is not affiliated with the Companies and does not directly or indirectly control any one of the Companies.

b.
IPNav is not a law or accounting firm, or a tax advisor, and the Companies will not rely on IPNav to provide any such advice or services. The Companies will seek separate legal, accounting, tax and other similar advice and services at its discretion.

c.
The Companies identify Mr. Doug Croxall (the "Companies' Designee") as the point of contact for IPNav. IPNav will exclusively report to and coordinate with the Companies' Designee and may rely on him/her as the official spokesperson and authorized officer of the Companies, with full authority to bind the Companies.

d.	The Companies will cooperate with IPNav so that the Services may be performed in an efficient and prompt manner.

e.	The Companies will promptly inform IPNav of any materially relevant information relating to the IP Rights.
f.
Each of the Companies will retain full, clear, and exclusive title to its IP Rights, free and clear of any liens, pledges, encumbrances or any other third party rights, except as set forth on a relevant sub-exhibit of Exhibit B, and as discussed and recommended by IPNav in writing in connection with the monetization activities conducted in connection with the Services.

g.
In the event of a transfer, sale, exchange, acquisition, or other event impacting title to any of the IP Rights (including a change of control or sale of any one of the Companies) (a "Transfer"), which Transfer was not recommended by IPNav in writing, the applicable Company will ensure that the obligations hereunder will be assumed (in a contract acceptable in form to IPNav) by the third party involved in such Transfer (the "Transferee"), such that the compensation, payment, and other obligations of such Company hereunder after the Transfer shall be the same upon the Transferee. Prior to any such Transfer, the Company shall offer an entity designated by IPNav an opportunity to complete the Transfer on substantially similar terms, and shall hold such offer open for a period of twenty (20) business days.

h.
The Companies have secured (and will secure) the agreement of any holders of indebtedness of the Companies that they will not foreclose or exercise rights that would adversely impact the Companies, IPNav or the IP Rights.

3.	Both IPNav and the Companies:

a.	IPNav and the Companies will act in a reasonable manner so as to preserve the other's goodwill and reputation.
b.	None of IPNav nor any of the Companies will undertake actions intended to circumvent this Agreement.
c.
IPNav and the Companies will take reasonable actions to  preserve  the confidential nature of any information exchanged during the course of this Agreement. To the extent the parties have not already done so, together with the execution of this Agreement, the parties shall execute a Mutual Nondisclosure Agreement  in the form attached hereto as Exhibit C.

d.
IPNav and the Companies will maintain records (including financial records) sufficient to determine their respective rights and obligations under this Agreement, and will make such records available promptly upon written request.

COSTS AND EXPENSES

4.
IPNav and each the Companies will each pay their own travel, lodging, copying, fax, telephone and other ordinary business expenses incurred by it in connection with this Agreement. The Companies will be responsible for and will pay any costs and expenses payable to third parties in connection with this Agreement (e.g., all litigation, patent prosecution and any other third party costs).

DISTRIBUTION OF CONSIDERATIONG FROM THE IP RIGHTS; THE IPNAV FEE

5.
IPNav Fee: As consideration for IPNav to enter into this Agreement and to provide the Services, each Company shall pay IPNav an amount equal to that certain percentage of the Gross Consideration (as defined below) from any Monetization Event (as defined below) as set forth on Exhibit A (the "IPNav Fee").

For the purposes hereof:

"Gross Consideration" shall mean the gross amount (prior to any deductions or reductions) of any licensing fee, litigation settlement fee, payment of damages or other remedies, sale or transaction payment, and any other consideration, assets and/or proceeds collected by or made available to a Company in respect of IP Rights.

"Monetization Event" shall mean any event in which Gross Consideration is realized, including without limitation, by way of a licensing, monetization, enforcement or settlement transaction; the acquisition or disposition of an IP Rights; or an equity sale or merger of a Company which is concluded pursuant to or in connection with the Services.

6.
Certain Actions: If a Company takes or fails to take any action the result of which could adversely impact IPNav's current or future ability to collect payment that is due or may become due under the terms of this Agreement, the parties will enter into an amendment to the Agreement (in a form reasonably acceptable to IPNav) to eliminate the adverse impact of such action or failure to take action.

7.
Timing: Each Company shall wire the IPNav Fee within five (5) business days of the Gross Consideration being received by the Company. If the Company receives non-cash consideration (e.g., stock), the Company and IPNav will cooperate to divide the non cash consideration in a manner consistent with the terms of this Agreement. Any amounts that are not paid in a timely manner will bear interest at the lower of (i) 22% per annum and (ii) the maximum rate permitted by law. IPNav's wire information is:

TERMINATION

8.
Generally; Survival: This Agreement will terminate six (6) year after the last-to-expire of the patents included within the definition of IP Rights unless earlier terminated by mutual written consent of the parties or as set forth in Sections 9 and 10. Sections 9-13 and 15- 16 of this Agreement shall survive any termination of this Agreement and survive until the expiration of the applicable statute of limitations.

9.	Termination by the Company:

a.
In the event of a material breach by a Company that is not cured, if capable of being cured, within ten (10) days of notice to such Company of the breach, IPNav may terminate this Agreement with respect to such Company or to all of the Companies, at its discretion. In the event of such a termination the respective Company or all  of the Companies, if the termination applies to all of  the Companies, will remain, responsible for and shall pay the IPNav Fee with respect to Gross  Consideration received or otherwise payable in connection with a Monetization Event concluded prior to termination, under and in accordance with this Agreement. If the Agreement is only terminate with respect to the Company that breached, then this Agreement shall continue to apply to the remaining Companies.

b.
IPNav may terminate this Agreement with respect to the Companies, at its discretion upon five (5) days written notice to the Company Designee. In the event of such a termination, the Companies will remain responsible for and shall pay the IPNav Fee with respect to Gross Consideration received prior to termination, but the Companies shall otherwise have no further payment obligation to IPNav under this Agreement.

10.
Termination by the Company:

The Companies may terminate this Agreement in the event of a material breach by IPNav that is not cured, if capable of being cured, within ten (10) days of notice to IPNav of the breach. In the event of such a termination, the Companies will remain responsible for and shall pay the IPNav Fee with respect to Gross Consideration received prior to breach, but the Companies shall otherwise have no further payment obligation to IPNav under this Agreement.

REPRESENTATIONS AND WARRANTIES

11.	By the Companies: Each of the Companies represents and warrants that:

a.
It exclusively owns, and has full, clear and exclusive title to the IP Rights, free and clear of any liens, pledges, encumbrances or any other third party rights, except as otherwise set forth on the respective sub-exhibit of Exhibit B.

b.	All prior licenses, covenants, and other third party rights granted under the IP Rights are set forth on the respective sub-exhibit of Exhibit B.
c.	It has disclosed to IPNav and listed on the respective sub-exhibit of Exhibit B, all prior attempts to enforce or monetize the IP Rights, whether through correspondence, litigation or otherwise.
d.	The IP Rights have never been held invalid or unenforceable.
e.	It has disclosed to IPNav all prior art it is aware of in connection with the IP Rights.
f.
Other than as provided on the respective sub-exhibit of Exhibit D, there are no terminal disclaimers of any kind related to or arising from the IP Rights. The respective sub-exhibit of Exhibit D includes a list of all terminal disclaimers that exist with respect to the  IP Rights and a detailed description of each such terminal disclaimer. Further, other than as provided on the respective sub-exhibit of Exhibit D, there are no US patent applications of any kind constituting an IP Right. The respective sub-exhibit of Exhibit D includes a list of all pending US patent applications and the respective confirmation numbers issued by the USPTO therefor.

MISCELLANEOUS

12.
Common Interest: From time to time, the parties may share information with each other that is covered by the attorney-client privilege, work product immunity, or other privileges and immunities. This Agreement memorializes the parties' understanding that any such communications are covered by a community of interest that exists between them with respect to the Services. The parties intend that all applicable privileges and immunities have been, are, and will be preserved. Simultaneous with the execution of this Agreement, the parties shall execute a Common Interest Agreement, in the form attached hereto as Exhibit E.

13.
Conflicts of  Interest: IPNav is now, and may be in the future, engaged by other entities that may hold intellectual property in a field of technology similar to the IP Rights. The Companies have assessed the risks of any potential conflicts and has determined that the benefit of engaging an advisor with relevant experience outweighs the risks of any potential conflicts. Notwithstanding the foregoing, pursuant to that  certain Mutual Non Disclosure Agreement by and between the parties, IPNav shall protect the Confidential Information (as defined therein) of the Companies and shall take those steps necessary to ensure that no Confidential Information shall be used by IPNav in any manner or for any purpose other than in connection with the Services.

14.
Choice of Law: This Agreement shall be governed by and construed under the laws of the State of Texas. Any disputes relating to or arising from this Agreement by or among the parties shall be resolved exclusively by arbitration to be conducted exclusively in Dallas, Texas, in accordance with the Commercial Rules of the American Arbitration Association. Any court of competent jurisdiction shall be authorized to enforce the provisions  of  the  previous  sentence  and  enforce  the  remedies  imposed  by such arbitration.  The losing party in any action to adjudicate rights relating to this Agreement shall bear the costs of such action.

15.
Indemnification: The Companies shall indemnify, hold harmless and reimburse IPNav, its affiliates, directors, officers, controlling persons, employees, attorneys and agents ("Indemnified Persons") to the fullest extent lawful against any and all claims, losses, damages, liabilities, expenses, costs, actions, joi nt or several, of any nature or type whatsoever ("Indemnified Expenses"), relating to or arising from this Agreement, the Services provided hereunder or any other matter whatsoever relating to or involving the IP Rights, except to the extent (and only to the extent) that a court of  competent jurisdiction determines that such Indemnified Expenses arose exclusively from such Indemnified Person's reckless or willfulmisconduct.

16.	Other:

a.	There are no third-party beneficiaries under this Agreement.
b.
This Agreement shall be binding on and inure to the benefit of the Companies and IPNav, and their respective successors, assigns, heirs and representatives. This Agreement may only be modified or amended by  a  written  agreement signed by both parties.

c.
This Agreement constitutes the entire agreement between the parties and supersedes any prior written or oral agreements or understandings between the parties hereto. No oral explanation or oral information by any party hereto shall alter the meaning or interpretation of this Agreement.

d.
In the event that a party executes this Agreement by an electronic or scanned signature, such electronic or scanned signature shall create a valid and binding obligation of the party executing the same with the same force and effect as if such electronic or scanned signature were an original signed signature.

******

If the foregoing correctly sets forth our understanding, please sign below and return an executed copy of this Agreement to IPNav. We look forward to working with you.

Regards,

IP NAVIGATION GROUP, LLC

By:	/s/ Erich Spangenberg
Duly Authorized

Accepted and Agreed to:

MARATHON PATENT GROUP, INC.
(on behalf of and including its affiliates)

By:	/s/ Doug Croxall
Duly Authorized

EXHIBIT A

Licensing Campaigns

CAMPAIGN	IPNAV FEE
Web page content/device to device	20%
Auto	20%
Medical Device	10%
NLP-Query	10%
Search/Intrusion Detection	10%
Sensor	10%

EXHIBIT B

Prior Rights and Monetization Efforts

Incorporated by reference from applicable PPA

EXHIBIT C

This Mutual Non Disclosure Agreement (this "Agreement") is into entered as of May 13, 2013 by and between IP Navigation Group, LLC, and Marathon Patent Group, Inc., with its offices at 2331 Mill Road, Suite l 00, Alexandria, VA 223 l4 and its affiliates in existence throughout the tenn of this Agreement. The parties wish to discuss a possible business relationship with each other (the "Transaction") and in connection with the same, each of the parties has been and/or will be provided with certain confidential information of the other party. With respect to certain information disclosed by a party ("Disclosing Party") to the other party ("Receiving Party''), the parties wish to ensure due protection of such information.

Therefore, the parties hereby agree as follows:

1. For the purposes hereof, "Confidential Information"  means  all  non-public  information, including, but not limited to, trade secrets, disclosed by the Disclosing Party to the Receiving Party orally, electronically or visually, in machine or human readable fonnat and in tangible or  intangible  form, provided that such information: (i) is clearly designated, labeled or marked as "Confidential'' prior to or at the time it is provided by Disclosing Party; or (ii) is, within thirty (30) days after initial disclosure, identified as Confidential Information by Disclosing Party by delivering to Receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the employees or officers of Receiving Party to whom such disclosure was made. "Confidential Information" includes  third party information that has been disclosed to the Disclosing Party in confidence or is otherwise subject to confidentiality obligations.

2. Notwithstanding the aforesaid, information shall not be deemed as Confidential Information for purposes of this Agreement, if such information: (i) is in the public domain at the time of disclosure, or subsequently becomes part of the public domain, except by the breach of Receiving Party of its obligations herew1der; or (ii) is received by Receiving Party from a third party exempt from confidentiality undertakings; or (iii) was in the possession of Receiving Party at the time of disclosure; or (iv) is independently developed by or for Receiving Party without reference to, or use of, Disclosing Party's Confidential Information, as evidenced by written records.

3. Notwithstanding anything to the contrary herein, a Receiving Party may disclose Confidential Infom1ation:

     3. l   with the prior written consent of the Disclosing Party;

3.2
to the Receiving Party's accountants, legal  counsel,  tax advisors and other financial and legal advisors, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein;

3.3
to a client or counterparty in connection with a proposed merger, acquisition, sale or license of patents, financing or similar transaction, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein;

3.4	to any governmental body having jurisdiction and specifically requiring such disclosure;

3.5	in response to a valid subpoena or as otherwise may be required by applicable law;

3.6
as required during the course of litigation and subject to protective order; provided however, that any production under a protective order would be protected under an "Outside Attorneys Eyes Only" or higher confidentiality designation;

provided, however, that prior to any disclosure pursuant to paragraphs 3.4, 3.5, or 3.6 hereof, Receiving Party gives Disclosing Party prompt notice of its intent to disclose such Confidential Information so that Disclosing Party may seek a protective order or other appropriate remedy with respect to such disclosure.

4.	The Confidential Information shall be used by Receiving Party for the sole purpose of evaluating its interest in the Transaction.

5. Receiving Party hereby acknowledges  that the Confidential  Information  is highly  confidential, and undertakes that, at all times, it: (i) shall treat and maintain the Confidential Information as confidential, and hold all such Confidential Information in confidence, utilizing the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable degree of care; (ii) shall not disclose the Confidential Information to any third party, whether or not for consideration, except as set forth in Section 3 above; and (iii) shall not use the Confidential Information for any purpose other than the limited purpose of the Transaction.

6. Receiving Party undertakes to disclose the Confidential Information only to those of its employees and consultants (each, a "Representative") who are advised by Receiving Party of the confidential nature of the Confidential Information and that the Confidential information shall be treated accordingly. Receiving Party shall be responsible and liable for any breach of the provisions hereof by any of its Representatives.

7. Confidential Information exchanged or communicated by the parties may be covered by the attorney-client privilege, work product immunity, or other privileges and immunities. This Agreement memorializes  the parties' understanding that any such information and communications are covered by a community of interest that exists between them with respect to the Transaction. The parties intend that all applicable privileges and immunities have been, are, and will be preserved.

8. Upon Disclosing Party's first written demand, Receiving Party shall return to Disclosing Party all Confidential Information, including all records, products and samples received, and any copies thereof and shall erase all electronic records thereof, and shall so confirm to Disclosing Party in writing.

9. The term of this Agreement shall be one (1) year, unless terminated earlier by either party by two (2) days' advance written notice to the other party. All of Disclosing Party's rights hereunder and all of Receiving Party's obligations and undertakings hereunder shall be in full effect for the entire term of this Agreement and for a period of two (2) years after its termination, cancellation or expiration for any reason whatsoever.

10. This Agreement constitutes  the  entire agreement  and  understanding  between  the  parties  with respect to the subject matter hereof, and supersedes  all prior written or oral agreements with respect thereto. This Agreement may not be modified except by written instrument signed by a duly authorized representative of each party hereto. No failure, delay of forbearance of either party  in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof In the event that it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement unless the purpose of this Agreement is substantially frustrated  thereby. This Agreement shall be governed by the laws of the State of Texas, without regard to its conflicts of laws rules, and any dispute arising out of or in connection with this Agreement is hereby submitted to the sole and exclusive jurisdiction  of the competent courts in Dallas, Texas.

/s/ Jennifer Watkins IP Navigation Group, LLC By: Jennifer Watkins Title: Counsel	/s/ Doug Croxall Marathon Patent Group, Inc. (on behalf of and including its affiliates) By: Doug Croxall Title: CEO

EXHIBIT D

Terminal Disclaimers

Incorporated by reference from applicable PPA

EXHIBIT E

THIS COMMON INTEREST AGREEMENT ("Agreement") as of May 13, 2013 by and between Marathon Patent Group, Inc. and its affiliates, as such affiliates may exist from time to time (the "Companies") having its principal offices at 2331 Mill Road, Suite 100, Alexandria, VA 22314 and IP Navigation Group, LLC ("IPNAV"),

1.    Background.

    1.1 Companies and the IPNAV are  sometimes referred to herein as a "party" or  the "parties" and are presently negotiating the closing of an agreement under which IPNAV will act as the worldwide intellectual property enforcement and licensing agent of the Companies and will provide services related to the existing and future enforcement and monetization opportunities of the patents and related rights owned by the Companies (the "IP Rights" and the "Patent Matters" respectively).

    1.2 The parties have a common legal interest in upholding the validity and enforceability of the IP Rights, for purposes of enforcement. The parties anticipate they will enforce inherent rights of the IP Rights against third parties through litigation. The parties have agreed to treat their communications and those of their counsel relating to the Patent Matters as protected by the common interest doctrine. Furtherance of the Patent Matters requires the exchange of proprietary documents and information, the joint development of legal strategies and the exchange of privileged information and attorney work product developed by the

2.    Common Interest.

    2.1 The parties have a common, joint and mutual legal interest in the monetization of valid and enforceable patents. In furtherance of that common interest, the parties will cooperate with each other, to the extent permitted by law, to share information protected by the attorney-client privilege, the work product doctrine, or other applicable privilege or immunity with respect to the Patent Matters. Any counsel or consultant retained by a party or their counsel to assist in the Patent Matters shall be bound by, and entitled to the benefits of this Agreement.

    2.2 In order to further their common interest, the parties and their counsel may exchange privileged and work product information, orally and in writing, including, without limitation, factual analyses, mental impressions. legal memoranda, source materials, draft legal documents, evidence of use materials, claims charts, prosecution history files and other information (hereinafter "Common Interest Materials"). The sole purpose of the exchange of the Common Interest Materials is to support the parties' commoninterest with respect to the enforcement for the Patent Matters. Any Common Interest Materials exchanged shall continue to be protected under all applicable privileges and no such exchange shall constitute a waiver of any applicable privilege or protection. Nothing in this Agreement requires a party to share information with the other party.

    3.1 The parties and their counsel shall use the Common Interest Materials solely in connection with the Patent Matters and shall takeappropriate steps to protect the privileged and confidential nature of the Common Interest Material. No party nor their respective counsel shall produce privileged documents   or  information  unless  or until directed to do so by a final order of a court of competent jurisdiction, or upon the prior written consent of the other party. No privilege or objection shall be waived by a party hereunder without the prior written consent of the other party.

    3.2 Except as herein provided, in the event that either party or its counsel is requested or required in the context of a litigation, governmental , judicial or regulatory investigation or other similar proceedings (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Common Interest Materials. the party or its counsel shall assert all applicable privileges, including, without limitation, the commoninterest doctrine, and shall immediately inform the other party and the other party's counsel of the request or requirement to disclose.

4.    Relationship; Additions; Termination.

    4.1 This Agreement does not create any agency or similar relationship among the parties. Through the term of the agreement between the parties, or any other agreement requiring confidentiality, (whichever term is longer), no party nor their respective counsel has the authority to waive any applicable privilege or doctrine on behalf of any other party.

    4.2 Nothing in this Agreement affects the separate and independent representation of each party by its respective counsel or creates an attorney-client relationship party to this Agreement.

    4.3 This Agreement shall continue until terminated upon the written request of either party. Upon termination, each party and their respective counsel shall return any Common Interest Material furnished by the other party. Notwithstanding termination, this Agreement shall continue to protect all Common Interest Materials disclosed prior to termination. Sections 3 and 5 shall survive termination of this Agreement.

5.    General Terms.

    5.1 This Agreement is governed by the laws of the State of Delaware, without regard to its choice of law principles to the contrary. In the event any provision of the Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, the remaining terms shall remain in effect. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

    5.2 The parties agree that a breach of this Agreement would result in irreparable injury, that money damages would not be a sufficient remedy and that the disclosing party shall be entitled to equitable relief, including injunctive relief, as a non-exclusive remedy for any such breach.

    5.3 Notices given under this Agreement shall be given in writing and delivered by messenger or overnight delivery service as set forth below, and shall be deemed to have been given on the day received:

Marathon Patent Group, Inc.
2331 Mill Road, Suite 100
Alexandria, VA 22314
Email: doug@marathonpg.com

    5.4 This Agreement is effective and binding upon each party as of the date it is signed by or on behalf of a party and may be amended only by a writing signed by or on behalf of each party. This Agreement may be executed in counterparts. Any signature reproduced or transmitted via email or a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission shall be considered an original for purposes of this Agreement.

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IN WITNESS WHEREOF, MARATHON PATENT GROUP, INC. and IP NAVIGATION GROUP, LLC have executed this Common Interest Agreement by their duly authorized representatives.

IP NAVIGATION GROUP, LLC By: /s/ Erich Spangenberg Name: Erich Spangenberg Title: CEO	MARATHON PATENT GROUP, INC. (on behalf of and including its affiliates) By: /s/ Doug Croxall Name: Doug Croxall Title: CEO